UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 17, 2010

INVACARE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant's telephone number, including area code)

_____________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On July 22, 2010, Invacare Corporation (the “Company”) issued a press release regarding its financial results for the quarter ended June 30, 2010.  The press release is furnished herewith as Exhibit 99.1.

The attached press release contains non-GAAP financial measures.  In the press release, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2010, the Board of Directors of the Company approved the return of A. Malachi Mixon, III to the position of Chairman of the Board whose responsibilities will include overseeing the strategic and operational direction of the Company.  Mr. Mixon will return to the Company effective as of July 27, 2010, while he continues his rehabilitation.  Mr. Mixon has been on temporary medical leave since April 30, 2010, following a minor stroke.  James C. Boland, who served as interim Chairman of the Board during Mr. Mixon’s leave, will continue to serve as independent Lead Director of the Board of Directors.  Gerald B. Blouch, the Company’s President and Chief Operating Officer, will continue to serve as interim Chief Executive Officer of the Company.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated July 22, 2010.

SIGNATURE

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Invacare Corporation (Registrant)

Date: July 22, 2010	/s/ Robert K. Gudbranson
Robert K. Gudbranson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated July 22, 2010.